RENT-WAY REPORTS PRELIMINARY UNAUDITED FISCAL 2005

FULL YEAR AND FOURTH QUARTER REVENUES

Estimates Losses from Hurricanes Katrina and Rita

ERIE, Pa. October 19, 2005, PRNewswire ¯ First Call/ ¯ Rent-Way, Inc. (NYSE: RWY) today reported unaudited, preliminary, fiscal 2005 full year and fourth quarter core rental business revenues (which excludes the company’s dPi Teleconnect unit) of approximately $499.3 million and $121.6 million, respectively. This represents an approximate 4% increase over 2004 full year rental business revenues and an approximate 5% increase over rental business revenues in the 2004 fourth quarter. Same store core rental business revenues increased approximately 2.1% in the 2005 fiscal year and 1.4% in the 2005 fiscal fourth quarter versus the same periods in fiscal 2004.

“For the ninth consecutive quarter our comparable same store sales were positive, despite slower than expected delivery activity during the second half of the year,” stated Bill Short, Rent-Way’s President. “Our operations team is moving forward into fiscal 2006 fully cognizant of the fact that we need to focus on top line growth despite the difficult market conditions, caused by record high gas prices, for our customers. While I understand it will be challenging, I am confident our team will work diligently to do what needs to be done,” concluded Mr. Short.

At this time, Rent-Way estimates total losses for property damage from Hurricanes Katrina and Rita at approximately $2.0 million. Five stores were totally destroyed by the hurricanes and the operations of six other stores were substantially affected. The damage loss figure does not factor in the effect of insurance recoveries, which the company expects to be in the range of $1.5-$2.0 million, over the next several months.

“As a result of ending the quarter with fewer than expected rental contracts and the expenses related to the two hurricanes, we expect that operating income for the quarter will be below previous forecasts”, said William McDonnell, Rent-Way’s Chief Financial Officer. “With respect to store openings, we opened 12 stores in the fourth quarter and 44 stores in the 2005 fiscal year. As our new stores ramp up we expect to benefit from their performance throughout fiscal 2006 and beyond,” concluded Mr. McDonnell.

Rent-Way expects to release audited results for the fiscal 2005 fourth quarter and full year in late November or early December.

About Rent-Way

Rent-Way is one of the nation’s largest operators of rental-purchase stores. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 795 stores in 34 states.

Safe-Harbor Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words “project,” “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company’s expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company’s actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company’s ability to control its operating expenses and to realize operating efficiencies; (2) the company’s ability to develop, implement and maintain adequate and reliable internal accounting systems and controls; (3) the company’s ability to retain existing senior management and to attract additional management employees; (4) general economic and business conditions, including the impact of historically high gasoline prices and weather-related and other catastrophes on the company and the demand for the company’s products and services; (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction; (6) competition in the rental-purchase industry, including competition with traditional retailers; (7) the company’s ability to make principal and interest payments on its high level of outstanding debt; and (8) the company’s ability to open new stores and cause those new stores to operate profitably. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company’s filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.